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                                                                  EXHIBIT (99.1)


                             JOINT FILING AGREEMENT



          In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock, $.01 par value of Congoleum Corporation, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  February 14, 1997



GOLDMAN SACHS EQUITY PORTFOLIOS,             THE GOLDMAN SACHS GROUP, L.P.
INC. on Behalf of Goldman Sachs Small        By:  The Goldman Sachs Corporation,
Cap Equity Fund                                   its general partner

By: /s/ Michael J. Richman                   By: /s/ David B. Ford
   ---------------------------------            --------------------------------
Name:   Michael J. Richman                   Name:   David B. Ford
Title:  Secretary                            Title:  Executive Vice President

                                             GOLDMAN, SACHS & CO.

                                             By: /s/ David B. Ford
                                                --------------------------------
                                             Name:   David B. Ford
                                             Title:  Managing Director






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